Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

May 20, 2010

Dynamic Materials Corporation

5405 Spine Road

Boulder, Colorado 80301

Re:                               Dynamic Materials Corporation Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Dynamic Materials Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) and related prospectus (the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), to be filed on or about May 20, 2010.  The Registration Statement covers the offering and issuance from time to time by the Company of up to $25,000,000 aggregate offering price of the following: (i) shares of its Common Stock, par value $0.05 per share (the “Common Stock”); and/or (ii) shares of its Preferred Stock, par value $0.05 per share (the “Preferred Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion, we have examined the following documents:

(1)           the Company’s Registration Statement and related prospectus to be filed by the Company with the SEC on the date hereof;

(2)           the Certificate of Incorporation of the Company, as amended to date (the “Certificate”);

(3)           the Bylaws of the Company, as amended to date (the “Bylaws”);

(4)           such records of the corporate proceedings of the Company that we have considered necessary or appropriate for the purpose of rendering this opinion, including actions taken by the Company’s Board of Directors in connection with the authorization of the Common Stock, the Preferred Stock, the filing of the Registration Statement and related matters;

(5)           such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

(6)           such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

In rendering this opinion, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures on all original documents or certified copies, the authenticity of all documents submitted to us as originals or certified copies, and the conformity to original documents of all documents submitted to us as conformed or reproduction copies.  We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in a certificate of an officer of the Company delivered to us and the certificates and other statements or information of or from public officials and officers and representatives of the Company.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock is in an amount that is not less than the par value of the Preferred Stock.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)           With respect to the Common Stock offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Common Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all prospectus supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of Directors of the Company has duly adopted in accordance with the Certificate and Bylaws and the DGCL (as defined below) final resolutions authorizing the terms of and the issuance and sale of the Common Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Common Stock and the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Certificate and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Certificate shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (v) the Common Stock has been issued as provided in the resolutions of the Board of Directors of the Company described in clause (ii) above, and (vi) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

(2)           With respect to the Preferred Stock offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Preferred Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all prospectus supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of Directors of the Company has duly adopted in accordance with the Certificate, the Bylaws and the DGCL final resolutions authorizing the terms of and the issuance and sale of the Preferred Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Preferred Stock and the issuance and sale of the Preferred Stock do not violate any applicable law, are in conformity with the Certificate and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Certificate shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (v) the Preferred Stock has been issued as provided in the resolutions of the Board of Directors of the Company described in clause (ii) above, and (vi) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions implementing these laws) (the “DGCL”).

This opinion may be filed as an exhibit to the Registration Statement.  Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

We do not express an opinion on any matters other than those expressly set forth in this letter.  The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Sincerely,

/s/ HOLME ROBERTS & OWEN LLP